As filed with the Securities and Exchange Commission on December 28, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

The Ensign Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0861263
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA 92691

(Address of principal executive offices)   (Zip code)

The Ensign Group, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan
The Ensign Group, Inc. 2005 Stock Incentive Plan

The Ensign Group, Inc. 2007 Omnibus Incentive Plan

(Full title of the plan)

Gregory K. Stapley, Esq.
Vice President and General Counsel
The Ensign Group, Inc.
 27101 Puerta Real, Suite 450
Mission Viejo, CA 92691
(Name and Address of agent for service)

(949) 487-9500
(Telephone number, including area code, of agent for service)

With a copy to: Nolan S. Taylor, Esq. Ellen S. Bancroft, Esq. Dorsey & Whitney LLP 38 Technology Drive Irvine, CA 92618 (949) 932-3600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, $0.001 par value, issuable pursuant to The Ensign Group, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan	450,000 shares	$5.46	(2)	$2,457,000	(2)	$75.43
Common stock, $0.001 par value, issuable pursuant to The Ensign Group, Inc. 2005 Stock Incentive Plan	679,500 shares	$6.71	(2)	$4,559,445	(2)	$139.97
Common stock, $0.001 par value, issuable pursuant to The Ensign Group, Inc. 2007 Omnibus Incentive Plan	1,000,000 shares	$14.20	(3)	$14,200,000	(3)	$435.94
Total	2,129,500 shares			$21,216,445		$651.34

(1)This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)The registration fees for the shares of common stock to be issued pursuant to outstanding options under each of The Ensign Group, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan and The Ensign Group, Inc. 2005 Stock Incentive Plan were calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the weighted average price per share at which the options may be exercised.

(3)The registration fee for the shares of common stock to be issued under The Ensign Group, Inc. 2007 Omnibus Incentive Plan was calculated in accordance with Rules 457(c) and 457(h) under the Securities Act, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on December 26, 2007, as reported by The NASDAQ Stock Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Ensign Group, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)                                  the Registrant’s prospectus (File No. 333-142897) dated November 8, 2007 and filed on November 9, 2007 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, which contains audited financial statements for the Registrant’s fiscal year ended December 31, 2006;

(b)                                 the Registrant’s Current Reports on Form 8-K filed with the Commission on November 21, 2007 and December 27, 2007;

(c)                                  the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on December 21, 2007; and

(d)                                 the description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33757) filed on October 19, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 9.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon its receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification.  The Registrant’s amended and restated bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law. The Registrant’s amended and restated certificate of incorporation also provides that, pursuant to Delaware law, the Registrant’s directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. This provision in the Registrant’s certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The amended and restated certificate of incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

The Registrant intends to enter into agreements to indemnify its directors, officers and other key employees in addition to the indemnification provided for in the amended and restated certificate of incorporation and amended and restated bylaws. These agreements will, among other things, indemnify these persons for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the Registrant’s right, on account of services by that person as a director or officer or as a director or officer of any of the Registrant’s subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at the Registrant’s request.

The Registrant also maintains insurance on behalf of its directors, officers and other key employees against losses arising from any claim asserted against him or her in that capacity, subject to certain exclusions and limits.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.Exhibits.

Exhibit No.	Description	Where Located
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007

4.3	Specimen stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1

The Ensign Group, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan, form of Stock Option Grant Notice for Executive Officers and Directors, stock option agreement and form of restricted stock agreement for Executive Officers and Directors

Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.2

The Ensign Group, Inc. 2005 Stock Incentive Plan, form of Nonqualified Stock Option Award for Executive Officers and Directors, and form of restricted stock agreement for Executive Officers and Directors

Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.3	The Ensign Group, Inc. 2007 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.4	Form of 2007 Omnibus Incentive Plan Stock Option Agreement	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.5	Form of 2007 Omnibus Incentive Plan Restricted Stock Agreement	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California on December 27, 2007.

THE ENSIGN GROUP, INC.

By:	/s/ Christopher R. Christensen
Christopher R. Christensen
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Christopher R. Christensen and Alan J. Norman, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

Chief Executive Officer, President and Director
/s/ Christopher R. Christensen	(principal executive officer)	December 27, 2007
Christopher R. Christensen

/s/ Alan J. Norman	Chief Financial Officer (principal financial and	December 27, 2007
Alan J. Norman	accounting officer)

/s/ Roy E. Christensen	Director	December 27, 2007
Roy E. Christensen

/s/ Antoinette T. Hubenette	Director	December 27, 2007
Antoinette T. Hubenette

/s/ Thomas A. Maloof	Director	December 27, 2007
Thomas A. Maloof

/s/ Charles M. Blalack	Director	December 27, 2007
Charles M. Blalack

EXHIBIT INDEX

Exhibit No.	Description	Where Located
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007

4.3	Specimen stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1

The Ensign Group, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan, form of Stock Option Grant Notice for Executive Officers and Directors, stock option agreement and form of restricted stock agreement for Executive Officers and Directors

Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.2

The Ensign Group, Inc. 2005 Stock Incentive Plan, form of Nonqualified Stock Option Award for Executive Officers and Directors, and form of restricted stock agreement for Executive Officers and Directors

Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.3	The Ensign Group, Inc. 2007 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.4	Form of 2007 Omnibus Incentive Plan Stock Option Agreement	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.5	Form of 2007 Omnibus Incentive Plan Restricted Stock Agreement	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)